EX-99.77J REVALUATN

Exhibit 77(j)(b) – Restatement of Capital Accounts

For the year ended August 31, 2016, the Geneva Advisors All Cap Growth Fund made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed Net Investment Income/(Loss)   $1,457,168
Accumulated Net Realized Gain/(Loss)   $-
Paid-in Capital      $(1,457,168)

The reclassifications have no effect on net assets or net asset value per share.

For the year ended August 31, 2016, the PMC Core Fixed Income Fund made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed Net Investment Income/(Loss)   $334,260
Accumulated Net Realized Gain/(Loss)   $(334,260)
Paid-in Capital      $-

The reclassifications have no effect on net assets or net asset value per share.

For the year ended August 31, 2016, the PMC Diversified Equity Fund made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed Net Investment Income/(Loss)   $(2,356)
Accumulated Net Realized Gain/(Loss)   $2,356
Paid-in Capital      $-

The reclassifications have no effect on net assets or net asset value per share.

For the year ended August 31, 2016, the Geneva Advisors Equity Income Fund made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed Net Investment Income/(Loss)   $1,182,578
Accumulated Net Realized Gain/(Loss)   $(1,230,312)
Paid-in Capital      $47,734

The reclassifications have no effect on net assets or net asset value per share.

For the year ended August 31, 2016, the Performance Trust Strategic Bond Fund made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed Net Investment Income/(Loss)   $1,872,162
Accumulated Net Realized Gain/(Loss)   $(1,872,162)
Paid-in Capital      $-

The reclassifications have no effect on net assets or net asset value per share.

For the year ended August 31, 2016, the Performance Trust Municipal Bond Fund made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed Net Investment Income/(Loss)   $-
Accumulated Net Realized Gain/(Loss)   $(38,170)
Paid-in Capital      $38,170

The reclassifications have no effect on net assets or net asset value per share.

For the year ended August 31, 2016, the Fiera Capital STRONG Nations Currency Fund made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed Net Investment Income/(Loss)   $3,782,536
Accumulated Net Realized Gain/(Loss)   $1,972,787
Paid-in Capital      $(5,755,323)

The reclassifications have no effect on net assets or net asset value per share.

For the year ended August 31, 2016, the Geneva Advisors International Growth Fund made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed Net Investment Income/(Loss)   $(26,848)
Accumulated Net Realized Gain/(Loss)   $26,848
Paid-in Capital      $-

The reclassifications have no effect on net assets or net asset value per share.

For the year ended August 31, 2016, the Geneva Advisors Small Cap Opportunities Fund made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed Net Investment Income/(Loss)   $76,750
Accumulated Net Realized Gain/(Loss)   $-
Paid-in Capital      $(76,750)

The reclassifications have no effect on net assets or net asset value per share.

For the year ended August 31, 2016, the Geneva Advisors Emerging Markets Fund made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed Net Investment Income/(Loss)   $(25,600)
Accumulated Net Realized Gain/(Loss)   $29,284
Paid-in Capital      $(3,684)

The reclassifications have no effect on net assets or net asset value per share.